UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                ----------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report August 10, 2006
                        (Date of earliest event reported)


                           DENTSPLY INTERNATIONAL INC
                 (Exact name of Company as specified in charter)


                       Delaware          0-16211     39-1434669
              (State of Incorporation) (Commission   (IRS Employer
                                        File Number)  Identification No.)


            221 West Philadelphia Street, York, Pennsylvania  17405
                (Address of principal executive offices)    (Zip Code)


                                (717) 845-7511
               (Company's telephone number including area code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

   The following information is furnished pursuant to Items 1.01, 5.02(b) and
5.02 (c)related to executive management changes.

   Item 5.02 (b) and 5.02 (c) - Gary K. Kunkle, Jr., 59, Chairman and Chief Executive Officer, has indicated his intention to retire from the Company effective December 31, 2006.

   Bret W. Wise, 45, President and Chief Operating Officer, has been appointed to the DENTSPLY Board of Directors. Effective January 1, 2007, Mr. Wise will assume responsibilities as Chairman and Chief Executive Officer of the Company, while retaining his responsibilities as President. Mr. Wise joined Dentsply in November of 2002 as Senior Vice President and Chief Financial Officer. He was appointed Executive Vice President in January of 2005 and President and Chief Operating Officer in January of 2006. Prior to joining Dentsply, Mr. Wise held several executive management positions with Ferro Corporation. Christopher T. Clark, 44, Senior Vice President, will become Executive Vice President and Chief Operating Officer, also effective January 1, 2007. Since January 2003, Mr. Clark has held the position of Senior Vice President of the Company. Prior to that time he served as the Vice President and General Manager for the Company's global imaging business. The Employment Agreements with Mr. Wise and Mr. Clark identified in the Company's 10-K for the year ended December 31, 2002, File No. 0 - 16211 are incorporated by reference.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                   (Company)



                                          /s/Brian M. Addison
                                              Brian M. Addison
                                              Vice President, Secretary and
                                              General Counsel

                                              Date: August 10, 2006